UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below and incorporated into this Item 5.02 by reference, on May 12, 2020, Rush Enterprises, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), at which the Company’s shareholders voted to approve, amongst other things, the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the amendment and restatement of the Rush Enterprises, Inc. 2004 Employee Stock Purchase Plan (the “2004 ESPP”). The Company’s executive officers may participate in both the 2007 LTIP and 2004 ESPP.

The amendment and restatement of the 2007 LTIP includes the following changes from the prior 2007 LTIP: (i) an increase in the number of authorized shares of Class A Common Stock and Class B Common Stock that can be awarded under the 2007 LTIP by 1,000,000 shares for each class of common stock; and (ii) certain revisions intended to update the 2007 LTIP with respect to tax law changes made by the Tax Cut and Jobs Act of 2017. The amendment and restatement of the 2004 ESPP increases the number of shares of Class A Common Stock authorized for issuance thereunder by an additional 400,000 shares.

The Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company had previously adopted the amendment and restatement of both the 2007 LTIP and 2004 ESPP, subject to shareholder approval. A description of the material terms and conditions of the 2007 LTIP appears in Proposal No. 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2020 (the “2020 Proxy Statement”). A description of the material terms and conditions of the 2004 ESPP appears in Proposal No. 3 of the 2020 Proxy Statement.

The foregoing descriptions of the amendment and restatement of both the 2007 LTIP and 2004 ESPP do not purport to be complete and are qualified in their entirety by the full text of the 2007 LTIP and 2004 ESPP, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting, the holders of 25,910,541 shares of Class A Common Stock and the holders of 7,7943,894 shares of Class B Common Stock cast votes, either in person or by proxy, which represented approximately 94.1% of the Class A Common Stock and 88.6% of the Class B Common Stock that were outstanding and entitled to vote.

Set forth below are the final voting results for the proposals voted upon at the 2020 Annual Meeting. The 2020 Proxy Statement contains a detailed description of the proposals.

Proposal 1 – Election of Directors. The Company’s shareholders elected W.M. “Rusty” Rush, Thomas A. Akin, James C. Underwood, Raymond J. Chess, William H. Cary, Dr. Kennon H. Guglielmo and Elaine Mendoza as directors to hold office until the Company’s 2021 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. M. “Rusty” Rush	8,173,376	150,695	915,330
Thomas A. Akin	8,173,168	150,903	915,330
James C. Underwood	8,201,034	123,037	915,330
Raymond J. Chess	7,704,760	619,311	915,330
William H. Cary	8,209,116	114,955	915,330
Dr. Kennon H. Guglielmo	8,209,968	114,103	915,330
Elaine Mendoza	8,320,798	3,273	915,330

Proposal 2 – Approval of the Amendment and Restatement of the 2007 Long-Term Incentive Plan. The Company’s shareholders approved the amendment and restatement of the Company’s 2007 LTIP. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,489,972	2,833,423	675	915,330

Proposal 3 – Approval of the Amendment and Restatement of the 2004 Employee Stock Purchase Plan. The Company’s shareholders approved the amendment and restatement of the Company’s 2004 ESPP. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,321,020	2,256	795	915,330

Proposal 4 – Advisory Vote to Approve Executive Compensation. The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,092,180	1,220,606	11,283	915,330

Proposal 5 – Ratification of the Company’s Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
9,164,992	74,275	134

Item9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

10.1	Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan.

10.2	Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: May 15, 2020	By:	/s/ Michael Goldstone
Vice President, General Counsel and
Corporate Secretary